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                                                                   Exhibit 10.62
                                LEASE AGREEMENT


     THIS LEASE, made and entered into this 18th day of July 1997 by and between MARC S. TRUBITZ & SUELLEN TRUBITZ, as Landlord, and MST ENTERPRISES, INC. (D/B/A EQUIPCO SALES & RENTALS), a Virginia corporation, as Tenant;

                              W I T N E S S E T H:

     In consideration of the mutual covenants and agreement hereinafter set forth, and the rent reserved by Landlord to be paid by Tenant, Landlord hereby leases and demises unto Tenant, and Tenant hereby does lease from Landlord that certain real property commonly known as 110 Pleasant Valley Road, Harrisonburg, Virginia, hereinafter more specifically described, for the terms, and at the rentals, and upon the terms and conditions, hereinafter set forth:

     1. PREMISES. The legal description of the real property leased and demised by Landlord unto Tenant (hereinafter ("Premises") is attached as Exhibit "A," is leased and demised together with all easements, rights and privileges appurtenant thereto, including the right to use adjoining parking areas, driveways, road, alleys and means for ingress and egress.

     Except as specifically provided herein, the Premises is being rented to Tenant in an "as is" condition.

     2. TERM. The original (the "Original Term") of this Lease, and the accrual of rents hereunder, shall commence on the following date: July 18, 1997 (hereinafter referred to as the "Commencement Date") and the term shall extend for a period of five (5) years thereafter, ending at 11:59 p.m. on the following date: July 17, 2002 ("Expiration Date"). Tenant may renew the term of this Lease for an additional period of five (5) years (the "Renewal Term" and together with Original Term, the "Term") by providing Landlord with notice of such renewal one hundred eighty (180) days prior to the expiration of the Original Term.

     3. USE. The Premises may be used and occupied for any lawful purpose. Except as specifically provided herein, Tenant, at Tenant's expense, shall comply with all laws, ordinances, rules and regulations of governmental authorities, now in force or which may hereafter be in force, which shall impose any duty upon Landlord or Tenant with respect to the use, occupation or alteration of the Premises.

     4. RENT. Tenant does hereby covenant and agree to pay to Landlord, for the use and occupancy of the Premises, without demand, set-off, or deduction, at the times and in the manner hereinafter provided, $10,000.00 per month during the Original Term and any renewal Term ("Base Rent"); provided that, upon each anniversary of the date hereof during the Original Term and any Renewal Term, the Base Rent shall be increased by three percent (3%) of the prior year's Base Rent such that the Base Rent for each year of the Original Term and any Renewal Term shall be as set forth in the Rental Rider attached hereto and made a part hereof. Such Base Rent, as increase, shall be paid in advance, without notice or invoice from Landlord, on the first day of each and every





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month during the Term hereof.  In the event such Base Rent shall be determined under the provisions of paragraph 2 hereof to commence on a day other than the first day of a month or the Term shall end on other than the last day of a month, then Base Rent shall be prorated accordingly.

     In addition to the Base Rent herein reserved, Tenant shall also pay the amount of any use or sales tax on said rental imposed by the State of Virginia and any federal or local government, which taxes and other assessments shall be paid at the same time and in the same manner as each payment of rent.

     5. INTENTIONALLY OMITTED.

     6. TAXES AND ASSESSMENTS. During the Term, Tenant shall pay any and all ad valorem taxes and assessments for Tenant's personalty and business equipment on the Premises. Tenant shall also pay as additional rent all ad valorem real property taxes and general and special assessments levied or assessed against the Premises. Upon receipt of each bill for any tax or assessment against the Premises, Landlord shall advise Tenant in writing of the amount of such tax or assessment, and Tenant shall pay such tax or assessment to Landlord together with an in addition to and as a part of the monthly installment of Base Rent next becoming due. Tenant's share of any tax or assessment for the year in which the Lease Term commences shall be prorated from the Commencement Date, and Tenant's share of any such tax or assessment for the year in which the Lease Term ends shall be prorated from the Commencement Date, and Tenant's share of any such tax or assessment for the year in which the Lease Term ends shall be prorated to the date upon which the Lease term ends. Landlord represents and warrants that Landlord has no knowledge of any present or future general or special assessments which are or will be levied against the Premises, provided that Tenant acknowledges that general or special assessments may be levied against the Premises in the future.

     Tenant shall not be liable for increases in real estate taxes attributable to additional improvements to the Premises that are constructed by or at the request of Landlord after the first tax year included within the terms of this Lease, unless the additional improvements are constructed for Tenant's sole benefit.

     There shall be excluded from the tax bill to which Tenant contributes income, excess profits, estate, single business, inheritance, succession, transfer, franchise, capital or other tax assessments upon Landlord or the Base Rent payable under this Lease.

     7. MAINTENANCE. Landlord shall not be called upon and shall have no obligation to make any repairs, improvements or alterations whatsoever to the Premises except that during the term of this Lease, Landlord shall at Landlord's sole cost and expense, repair and maintain the exterior walls (but not storefronts, glass, plate glass, doors), foundations, roof, roof membrane, load bearing walls and floor slabs in good structural repair; provided, however, that Landlord shall not be required to make any repairs to any part of the Premises until written notice of the need for such repairs is given to Landlord by Tenant. If Landlord fails to prosecute such maintenance and repairs diligently and continuously until completion, Tenant may prosecute such maintenance and repairs itself and Landlord shall reimburse Tenant for the reasonable cost of such repairs within seven (7) days of receiving written notice of the same. It is further provided that Landlord shall not be liable

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for or required to make any repairs, or perform any maintenance, to or upon the
Premises which are required by, related to or which arise out of negligence or willful misconduct of and by Tenant, its employees, agent, invitees, licensees or customers, in which event Tenant shall be solely responsible therefor; and if such repairs are undertaken by Landlord, it shall be solely at the expense of Tenant and Tenant shall pay said amounts within thirty (30) days of receipt of billing therefor, or in the alternative shall be considered in default under the terms of this Lease.

     Except to the extent caused by the negligence or willful misconduct of Landlord, Landlord's employees, agents, contractors, invitees or licensees, Tenant shall repair, service, keep and maintain the remaining portions of the Premises in good condition and repair and shall replace all glass in the windows and doors broken during the Lease term. Tenant agrees to make repairs promptly as they may be needed at Tenant's expense. If Tenant fails to prosecute such maintenance and repairs diligently and continuously until completion, Landlord may prosecute such maintenance and repairs itself and Tenant shall reimburse Landlord for the reasonable cost of such repairs within seven (7) days of receiving written notice of the same.

     8. ALTERATIONS. Tenant shall not make any exterior or structural alterations in any portion of the Premises, nor any alterations in the interior of the Premises without, in each instance, first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld. Tenant shall be permitted to make interior nonstructural alterations, additions and improvements costing less than $50,000.00 without Landlord's prior consent.
All alterations or additions made by Tenant shall comply with all laws, codes, rules and regulations of governmental authorities. Any plans, specifications or work drawings approved by Landlord shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, codes, rules and regulations of governmental authorities. Upon expiration and termination of this Lease all installations, improvements and alterations made by Tenant, including electric lighting fixtures installed by Tenant, and all other improvements, replacements, repairs and alterations to the Premises made by Tenant during the term of this Lease, shall remain a part of the Premises as the property of Landlord.

     9. SURRENDER OF PREMISES. Tenant shall, upon expiration of the Term hereof, or any earlier termination of this lease for any cause, surrender to Landlord the Premises in good condition and repair with all glass and all windows and doors intact, ordinary wear and tear excepted. Any trade fixtures, business equipment, inventory, trademarked items, signs, and other removable personal property installed in or on the Premises by Tenant at its expense ("Tenant's Property"), shall remain the property of the Tenant. Landlord agrees that Tenant shall have the right at any time or from time to time, to remove any and all of Tenant's Property. Tenant, at its expense, shall immediately repair any damage occasioned by the removal of Tenant's Property upon expiration or earlier termination of this Lease. At Landlord's request upon expiration or termination of the Lease Term, Tenant shall be required to remove any of Tenant's property as Landlord may designate, including but not limited to floor coverings, trade and non-trade fixtures, and Tenant shall repair and correct any damage caused by such removal. Tenant agrees that upon the end of the Term or upon termination of this Lease, Tenant shall deliver up the Premises to Landlord.


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     10. QUIET ENJOYMENT.  Landlord covenants that so long as Tenant pays the rent reserved in this Lease and performs its agreements hereunder, Tenant shall have the right to quietly enjoy and use the Premises for the Term hereof, subject only to the provisions of the agreement.

     11. LIENS. Tenant agrees that it will make full and prompt payment of all sums necessary to pay for the cost of repairs, alterations, improvements, changes or other work done by Tenant to the Premises and further agrees to indemnify and hold harmless Landlord from and against any and all such costs and liabilities incurred by Tenant, and against any and all mechanic's, materialman's or laborer's liens arising out of or from such work or the cost thereof which may be asserted, claimed or charged against the Premises. Notwithstanding anything to the contrary in this Lease, the interest of Landlord in the Premises shall not be subject to liens for improvements made by or for Tenant whether or not the same shall be made or done in accordance with an agreement between Landlord and Tenant, and it is specifically understood and agreed that in no event shall Landlord or the interest of Landlord in the Premises be liable for or subjected to any mechanic's, materialman's or laborer's liens for improvements or work made by or for Tenant; and this Lease specifically prohibits the subjecting of Landlord's interest in the Premises to any mechanic's, materialman's, or laborer's liens for improvements made by Tenant or for which Tenant is responsible for payment under the terms of this Agreement. In the event any notice or claim of lien shall be asserted of record against the interest of Landlord in the Premises on account of or growing out of any improvement or work done by or for Tenant, or any person claiming by, through or under Tenant, or for improvements or work the cost of which is the responsibility of Tenant, Tenant agrees to have such notice or claim of lien canceled and discharged of record as a claim against the interest of Landlord in the Premises (either by payment and satisfaction or by removal by transfer to bond or deposit as permitted by law) within ten (10) days after notice to Tenant by Landlord, and in the event Tenant shall fail to do so Tenant shall be considered in default under this Lease. Any fees and costs incurred by Landlord resulting from a lien as described in this paragraph shall be paid by Tenant, including reasonable attorneys' fees.

     12. INSPECTION AND REPAIR. Landlord or its representatives shall have the right during regular business hours to enter upon the Premises for the purpose of inspection, to show the Premises to prospective purchasers, prospective tenants and lenders, or for the purpose of making or causing to be made any repairs or otherwise to protect its interest, but the right of Landlord to enter, repair or do anything else to protect its interest, or the exercise or failure to exercise said right, shall in no way diminish Tenant's obligations or enlarge Landlord's obligations under this Lease, or affect any right of Landlord, or create any duty or liability by Landlord to Tenant or any third party. In the event Landlord does enter the Premises for any reason whatsoever, Landlord shall use Landlord's best effort to minimize interference with the operation of Tenant's business.

     13. UTILITIES. Tenant shall pay all costs and expenses for gas, water, electricity, heat, cooling, sewerage, phone, garbage and trash, and any and all other utilities furnished to or used in connection with the Premises for any purpose whatsoever during the Term of this Lease, promptly as each thereof shall become due and payable; Tenant's failure to so pay utilities costs and expenses shall constitute an event of default hereunder.


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     14. DAMAGE TO PREMISES.  In the event the Premises or a portion thereof are rendered untenantable by fire or other casualty, Landlord shall have the option of terminating this Lease or rebuilding the Premises, and in event of such casualty written notice of the election by Landlord shall be given to Tenant within thirty (30) days after the occurrence of such casualty. In the event Landlord elects to rebuild the Premises, the Premises shall be restored to its former condition within one hundred sixty (160) days, during which time Base Rent and all other charges payable hereunder shall be payable only for the portion of the Premises which remains tenantable (on a pro rata square footage basis). In the event the repair and/or rebuilding of the Premises shall not be substantially completed within such one hundred sixty (160) day period, Tenant may elect to terminate this Lease upon five (5) days written notice. In the event Landlord or Tenant elect to terminate this Lease, the rent shall be paid to and adjusted as of the date of such casualty, and the Term of this Lease shall then expire and this Lease shall be of no further force or effect and Landlord shall be entitled to sole possession of the Premises.

     15. INSURANCE. Tenant agrees to carry, or cause to be carried, at its expense, during the Term hereof workmen's compensation insurance and public liability insurance on the Premises and any adjacent parking or common areas, providing coverage of not less than $1,000,000 for personal injury or death arising out of any one occurrence, and for property damage insurance in an amount of not less than $1,000,000 for damage to property arising out of any one occurrence.

     Tenant further agrees to carry, or cause to be carried, at its expense, during the Term hereof insurance for fire, extended coverage, vandalism and malicious mischief, sprinkler leakage and all other perils of direct physical loss or damage, insuring the improvements constituting the Premises and all appurtenances thereto (excluding Tenant's Property) for the full insurable value thereof in the reasonable opinion of the parties, naming Landlord as the insured.

     Tenant further agrees to carry at its expense public liability insurance on the leased Premises during the Term hereof, covering both Landlord and Tenant as insureds, with terms and company satisfactory to Landlord, for limits of not less than $1,000,000 combined single limit for personal injury or death arising out of any one occurrence including property damage.

     As to any policy to be carried by Tenant hereunder, said policy shall provide that Landlord and Tenant shall be given a minimum of thirty (30) days written notice by registered mail by the insurance company prior to cancellation, termination or change in such insurance. As to any policy to be carried by Tenant hereunder, Tenant shall provide Landlord with copies of the policies or certificates evidencing that such insurance is in full force and effect and stating the terms thereof. If Tenant fails to comply with this sub-paragraph, Landlord shall have the right but not the obligation to obtain any such insurance and to pay the premiums therefor, and in such event the entire amount of such premiums shall be immediately due and payable by Tenant to Landlord.

     16. INDEMNIFICATION. Tenant hereby indemnifies and holds Landlord harmless from and against any and all claims, demands, liabilities and expenses, including attorneys' fees, arising from, or in connection with, or in any way related to Tenant's use of the Premises or from, or in connection with, or in any way related to any act, or any omission to act, in or about the Premises by Tenant or its agents, customers, invitees, employees or contractors, or from any breach or default by Tenant

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of this Lease (including a breach of any of Tenant's representations and warranties contained hereto, except to the extent caused by Landlord's negligence or willful misconduct in the event any action or proceeding shall be brought against Landlord by reason of any such claim, Tenant shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord.

     Landlord hereby indemnities and holds Tenant harmless from and against any and all claims, demands, liabilities and expenses, including attorneys' fees, arising from, or in connection with, or in any way related to Landlord's obligations, actions or from, or in connection with, or in any way related to any act, or any omission to act (where such a duty to act exists), in or about the Premises by Landlord or its agents, employees, contractors or invitees, or from any breach or default by Landlord of this Lease (including a breach of any of Landlord's representations and warranties contained hereof), except to the extent caused by Tenant's negligent or willful misconduct. In the event any action or proceeding shall be brought against Tenant by reason of any such claim, Landlord shall defend the same at Landlord's expense by counsel reasonably satisfactory to Tenant. Notwithstanding the foregoing, Landlord shall not be liable for injury or damage caused to any person or property by reason of the failure of Tenant to perform any of its covenants or agreements hereunder, nor for such damages or injury caused by reason of any defect in the Premises now or in the future existing, or for any damages or injury caused by reason of any present or future defect in the plumbing, wiring or piping of the Premises except to the extent such defects (i) are caused by the willful or grossly negligent conduct of Landlord, its agents, contractors, invitees and employees, or (ii) exist in elements of the Premises which Landlord has the obligation to maintain and repair pursuant to Section 7.

     The parties' obligations to indemnify shall include reasonable investigation costs and all other reasonable costs, expenses and liabilities from the first notice that any claim or demand is to be made or may be made. The parties acknowledge that the foregoing provisions of this paragraph shall apply and become effective from and after the date Tenant or its agents enter the leased Premises to undertake activities, including but not limited to installation of interior improvements, permitted hereunder, even if such activities are prior to the Commencement Date.

     17. ASSIGNMENT Tenant acknowledges that Tenant's agreement to operate in the leased Premises was a primary inducement and precondition to Landlord's agreement to lease the Premises to Tenant. Accordingly, Tenant shall not assign the Lease nor any right hereunder, nor let or sublet all or any part of the Premises, nor suffer or permit any person or corporation to use any part of the Premises, without first obtaining the express prior written consent of Landlord, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, however, Tenant shall have the right to sublet, assign, or otherwise transfer its interest in this Lease to any parent, affiliate, or operating subsidiary of Tenant, subsidiary of Tenant's parent, or to a corporation with which it may merge or consolidate or to a company, entity or individual that purchases all or substantially all of the assets or common stock of Tenant either in one transaction or a series of transactions, without Landlord's approval, written or otherwise; provided no such assignment or sublet, in Landlord's reasonable opinion, shall be permitted nor valid unless the assignee or sublessee is sufficiently financially solvent at the time of the assignment or sublet to satisfy all obligations assigned to it by Tenant, including all obligations with respect to this Lease assigned to it; and provided further that, in the event of any such subletting, assignment or other transfer, Tenant shall not be released from any

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liability hereunder and shall remain liable hereunder notwithstanding such subletting, assignment, or other transfer.

     Notwithstanding any portion of the foregoing to the contrary, in the event that this Lease is attempted to be assumed under federal bankruptcy law by a trustee in bankruptcy for Tenant or by Tenant as debtor in possession (hereinafter collectively referred to as "Trustee") and there exists a default as defined under this Lease or such state of facts which with the giving of notice and the passage of time would constitute a default (such state of facts being hereinafter referred to as "default"), such attempted assumption shall not be effective unless Trustee; (i) cures, or provides adequate assurance that it will promptly cure such default, and (ii) compensates, or provides adequate assurance that it will promptly compensate Landlord for any actual pecuniary loss to Landlord resulting from such default, and (iii) provides adequate assurance of future performance of Tenant's obligations and covenants under this Lease. For purposes of this provision, "adequate assurance of feature performance" shall be deemed to include, without limitation, assurance of source of rental and other consideration due under this Lease, and that assumption or assignment of this Lease shall not breach any provision in any other lease or financing agreement relating to the Premises.

     If Landlord shall not be permitted to terminate this Lease as provided herein because of the provisions of the Federal Bankruptcy code (currently Title II of the United States Code), the Trustee agrees promptly, within no more than fifteen (15) days upon request by Landlord to the bankruptcy court, to assume or reject this Lease, and Tenant on behalf of itself and any Trustee agrees not to seek or request any extension or adjournment of such time requirement In no event after the assumption of this Lease by Trustee shall any existing default remain uncured for a period in excess of ten (10) days. Landlord shall have no obligation to provide Trustee with any service or utilities unless Trustee shall have paid and is current on all payments and obligations under the Lease Agreement, including but not limited to rental obligations.

     18. SUBORDINATION, NON-DISTURBANCE, RIGHTS OF SECURITY INSTRUMENT HOLDER.

     18.1 Subordination. All rights and interests of Tenant hereunder are and shall be and remain subject, subordinate and inferior to all mortgages, trust deeds, ground leases or security instruments (all of which shall be referred to herein as "Security Instrument"), heretofore or hereafter given and encumbering the Premises, or any part thereof, and shall likewise be subordinate and inferior to all renewals, modifications, consolidations, replacements and extensions of any such Security Instrument and the right of the holder of any such Security Instrument shall at all times be and remain prior and superior to all-rights and interests of Tenant. This provision shall operate as a subordination agreement with respect to all such Security Instruments and all renewals, modifications, consolidations, replacements and extensions thereof. If the holder of any such Security Instrument or any person, firm or corporation agreeing to make a loan secured by a Security Instrument on the Premises shall require confirmation of any subordination for which provision is herein made or a separate subordination agreement with respect to any transaction, Tenant shall execute such confirmation, estoppel certificate or subordination agreement in the form required by such Security Instrument holder or other person, firm or corporation agreeing or proposing to make a loan secured by a Security Instrument on the Premises, and the execution of the same shall not

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diminish or affect the liability of Tenant hereunder or any other party responsible for or guaranteeing the obligations of Tenant under this Lease. Failure of Tenant to execute such documentation upon request of Landlord shall constitute an event of default under this Lease. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any Security Instrument, made by Landlord covering the Premises, Tenant shall attorn to the Security Instrument Holder or purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease, provided that Tenant's peaceable possession of the Premises or its rights under the Lease will not be disturbed on account thereof.

     18.2 Non-Disturbance. Notwithstanding the provisions of subparagraph 18.1, Landlord agrees to obtain a Non-Disturbance and Attornment Agreement from its current Security Interest Holders, if any, and deliver same to Tenant within thirty (30) days of the date hereof and from any future tender on or before obtaining financing from such lender in a form reasonably satisfactory to Tenant. The delivery of a fully executed Non-Disturbance and Attornment Agreement shall be a condition precedent to the effectiveness of this Lease and if said Non-Disturbance and Attornment is not so delivered within the thirty
(30) day period, Tenant may at its option terminate this Lease by written notice to Landlord. Tenant agrees to cooperate with Landlord in Landlord's efforts to obtain the Non-Disturbance and Attornment Agreement.

     19. DEFAULT. In the event Tenant shall (a) fail to make any rental or other payment due hereunder (all of such payment obligations being referred to as "monetary obligation") within five (5) days after written notice that the same is due, or (b) be adjudged bankrupt, or (c) make an assignment for the benefit of its creditors, or (d) have its leasehold estate taken upon execution against Tenant, or (e) abandon the Premises during the Term hereof, or
(f) breach or fail to perform any of the agreements herein (other than a monetary obligation), and shall fail to cure such non-monetary obligation breach within thirty (30) days after written notice from Landlord, except that this thirty (30) day period shall be extended for a reasonable period of time if the alleged default is not reasonably capable of cure within such thirty (30) day period and Tenant proceeds to diligently cure the default, such event shall constitute an event of default and may, at Landlord's option, constitute a premature termination. Tenant hereby waives any requirement for written notice of monetary obligation default.

     Upon the occurrence and continuance of any one or more events of default specified herein, Tenant shall become a tenant at sufferance, and Landlord, at its option and at any time thereafter, may pursue, exercise and enforce either remedy 19.1 or 19.2 below, without notice or demand except as hereinafter provided:

     19.1 Enter upon and take possession of the leased Premises, using such force or means as may be necessary and legally permitted, and dispossess and remove all persons. Upon said entry by Landlord, Tenant shall at once surrender possession of the Premises and shall be liable in damages and abject to equitable action for failure to do so. Surrender of the Premises shall not in and of itself constitute a termination of this Lease nor relieve Tenant from any of the terms, covenants, and conditions hereof. After resuming possession of the Premises, Landlord may:


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     19.1.1 Relet, as Tenant's agent and without terminating this Lease, the
Premises for such amounts and upon such terms and conditions as Landlord may deem best under the circumstances, whereupon Tenant shall be liable to Landlord in general damages for the difference between the rentals and other charges stipulated to be paid by Tenant and what Landlord is able to recover from a re-letting, after, deducting any attorney's fees, commissions and other reasonable expenses paid by Landlord with respect to such re-letting; or

     19.1.2 Terminate this Lease, whether or not the leased Premises or any part thereof shall have been relet, by written notice to Tenant, whereupon this Lease shall end; provided, however, that no such termination of this Lease shall relieve Tenant of its liability and obligations under this Lease incurred prior to such termination. Upon such termination, Tenant shall be immediately liable for the damages, present and prospective, which were the necessary and direct result of Tenant's breach, as well as for any special damages as may have resulted from such breach. All amounts and averages due and payable to Landlord by Tenant shall bear interest at fifteen percent (15%) per annum.

     19.2 Treat the Lease as remaining in existence, curing Tenant's default by performing or paying the obligation which Tenant has breached, all sums paid or expenses incurred by Landlord directly or indirectly incurring Tenant's default, which amounts shall become immediately due and payable and shall bear interest at the highest rate permitted by law from the date of disbursement b Landlord until paid by Tenant. If the breach consists of a failure to pay the rent stipulated in this Lease and Landlord elects to treat the Lease as remaining in existence, Landlord can take such action as is necessary to recover the rent due as each installment matures or for the whole amount at the end of the Term.

     Furthermore, Landlord may exercise any and all rights and privileges and pursue any additional remedies that Landlord may have under the laws of either the State of Virginia or the United States of America that are available in conjunction with whichever of the above described remedies is chosen, except that under no circumstances, may Landlord accelerate rent or exercise the right of distrain with respect to Tenant's furniture, fixtures, supplies, equipment, inventory and Tenant's property.

     The remedies for which provision is made in this paragraph shall not be exclusive and in addition thereto Landlord may pursue such other remedies as are provided by law in the event of any breach, default or abandonment by Tenant. In any event, and irrespective of any option exercised by Landlord, Tenant agrees to pay and the Landlord shall be entitled to recover all costs and expenses incurred by Landlord, including reasonable attorneys' fees, in connection with collection of rent or damages or enforcing other rights of Landlord in the event of a breach of default or abandonment by Tenant, irrespective of whether or not Landlord elects to terminate this Lease by reason of such a breach, default or abandonment. Tenant hereby expressly waives any and all rights of redemption, if any, granted by or under any present or future law in the event Tenant shall be evicted or dispossessed for any cause, or in the event Landlord shall obtain possession of the Premises by virtue of the provisions of this Lease, or otherwise.


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     Any and all sums due under this Agreement from Tenant to Landlord and not paid on the date due shall bear interest at the rate of fifteen percent (15%) per annum; and if any payment of rent is not received within thirty (30) days after the date due, Tenant shall be assessed an amount of not more than $100.00 per month for each month of delinquency, in addition to other sums owing hereunder.

     20. WAIVER OR ESTOPPEL. The failure of Landlord to insist, in any one or more instances, upon strict performance of any covenants or agreements of this Lease, or exercise any option of Landlord herein contained, shall not be construed as a waiver or relinquishment of any right or remedy of Landlord hereunder and she not be deemed a waiver of any subsequent breach or default by Tenant of the covenants or conditions herein. Receipt of rent by Landlord, with knowledge of the breach of any covenant or agreement hereof, shall not be deemed a waiver of such breach and no waiver by Landlord of any provision hereof shall be deemed to have been made unless expressed in writing and signed by Landlord.

     21. CONDEMNATION.

     21.1 In the event a part of the Premises be (i) taken by reason of the exercise of the right of eminent domain by any public or quasi-public authority, (ii) subject to mandatory environmental remediation measures or
(iii) conveyed in settlement of threatened eminent domain proceedings (collectively hereinafter referred to as a "taking"), there shall be an equitable abatement of the rental herein provided. Said equitable abatement shall result in the decrease of rental payable by the percentage decrease in the square footage of the Premises resulting from the taking. If the proceeding shall result in the taking of all of the Premises or such a substantial and material portion of the Premises as will in the reasonable judgment of the parties preclude Tenant from operating Tenant's business from the Premises, then this Lease and the terms hereof shall cease and expire and both parties hereto shall hereinafter be released from any obligation hereunder.

     21.2 Landlord reserves unto itself, and Tenant assigns to Landlord, all right to damages accruing on account of any taking or condemnation of any part of the Premises, or by reason of any act of any public or quasi-public authority for which damages are payable; provided, however, that Tenant may recover from the condemning authority an amount payable for business damages. Tenant agrees to execute such instruments of assignment as may be required by Landlord, to join with Landlord in any petition for the recovery of damages, if requested by Landlord, and to turn over to Landlord any such damages that may be recovered in any such proceeding. Landlord does not reserve to itself, and Tenant does not assign to Landlord, any damages payable for Tenant's Property installed by Tenant at its cost and expense and which are not to remain part of the realty.

     22. DEPOSITS AND ADVANCES. Any funds transferred by Tenant to Landlord as a deposit or advance pursuant to the terms of this Lease, or any exhibit, addendum or modification hereto, may be commingled with other funds of Landlord and need not be placed in trust, deposited in escrow or otherwise held in a segregated account. In addition, if any sum or sums of money shall become payable by Tenant to Landlord pursuant to the terms of this Lease, or any exhibit, addendum or modification hereto, or by any law, ordinance or regulation affecting this Lease, Landlord shall have the right to apply any deposits or advances theretofore made by Tenant against such sums due by Tenant to Landlord.

     23. LIEN WAIVER. Landlord hereby waives any contractual, statutory or other Landlord's lien on Tenant's furniture, fixtures, supplies, equipment, inventory and Tenant's Property and Landlord shall agree to execute a Landlord Waiver of Lien Agreement for Tenant's future and current lenders (the "Lenders") in a form reasonably satisfactory to Landlord and Lenders.

     24. ENVIRONMENTAL LAWS.

     24.1 Notwithstanding any other provision of this Agreement, and in addition to any and all other Agreement requirements, and any other covenants and warranties of Tenant, Tenant hereby expressly warrants, guarantees, and represents to Landlord, upon which Landlord expressly relies, that Tenant is knowledgeable of any and all Federal, State, regional, and local governmental laws, ordinances, regulations, orders and rules, without limitation, that are now or may hereafter come into being, which govern or which in any way, apply to the direct or indirect results and impacts to the environment and natural resources due to, or in any way resulting from, the conduct by Tenant of its operations pursuant to or upon the Premises. Tenant expressly represents, covenants, warrants, guarantees, and agrees that it shall comply with all applicable Federal, State, regional, and local laws, regulations and ordinances protecting the environment and natural resources including, but not limited to, the Federal Clean Water Act, Safe Drinking Water Act Clean Air Act, Resource Conservation Recovery Act, Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("Superfund"), and all rules and regulations promulgated or adopted thereunder as same may from time to time be amended. Tenant further expressly represents, covenants, warrants, guarantees, and agrees that it shall fully comply with all State and local laws, ordinances, rules, and regulations protecting the environment.

     24.2 Tenant hereby expressly assumes and accepts full responsibility and liability for compliance with all such governmental laws and regulations in the handling and disposal of any and all hazardous waste and/or toxic materials, and all pollutants or contaminants of any kind, resulting from or arising out of Tenant operations conducted on the Premises, and Tenant shall, prior to commencement of any such operations pursuant to this Agreement, secure any and all permits, and properly make all necessary notifications as may be required by any and all governmental agencies having jurisdiction over parties or the subject matter hereof. Tenant further represents, warrants, guarantees, and covenants to Landlord, upon which Landlord hereby expressly relies, that Tenant, its employees, agents, contractors, and all persons working for, or on behalf of, Tenant have been fully and properly trained in the handling of all such hazardous and toxic waste materials, and other pollutants and contaminants, and that such training, complies with any and all applicable Federal, State and local laws, ordinances, regulations, rulings, orders, and standards which are now or are hereafter promulgated.

     24.3 Tenant hereby expressly agrees to indemnify and hold Landlord harmless from and against any and all liability for fines and physical damage to property or injury or deaths to persons, including reasonable expense and attorney's fees, arising from or resulting out of, or in any way caused by, Tenant's failure to comply with any and all applicable Federal, State, and local laws, ordinances, regulations, rulings, orders and standards, now or hereafter, promulgated for the purpose of protecting the environment. Tenant understands that this indemnification is in addition to and is a supplement of Tenant's indemnification agreement set forth in paragraph 16 of this Agreement and Tenant in full understanding of the broad extent of this indemnification hereby expressly acknowledges that it has received full and adequate consideration from Landlord to legally support this indemnification agreement. This clause shall survive termination of this Agreement; provided, however, that Tenant's obligations hereunder shall not apply to (i) any matter not arising out of, incident to or in connection with Tenant's activities under this Agreement and
(ii) any condition existing on the Premises prior to the date hereof.

     24.4 Violation of any part of the foregoing provisions or disposition by Tenant of any sanitary waste, pollutants, contaminants, hazardous waste, toxic waste, industrial cooling water, sewage or any other materials in violation of the provisions of this section of this Agreement shall be deemed to be a default under this Agreement and, unless cured within ten (10) days of receipt of this notice from Landlord or, if said default cannot be completely cured within that period and uses its best efforts to completely cure said default as expeditiously as possible, shall be deemed to be a material breach as provided for under this Agreement, and shall be grounds for termination of this Agreement, and shall also provide Landlord grounds for taking whatever other action it may have in addition to termination based upon default as provided for under this Agreement. Tenant shall be strictly liable for, and hereby expressly assumes all responsibility for all citations, fines, environmental controls and monitoring, clean-up and disposal, restoration and collective measures resulting from or in any way connected with the improper use, handling, storage, and/or disposal of all pollutants or contaminated materials, as same are defined by law, by Tenant or by Tenant's employees, invitees, suppliers or service or furnishers of materials or any other person whomsoever, regardless of whether or not a default notice has been issued and notwithstanding any other obligations imposed upon Tenant pursuant to the terms of this Agreement. All such remedies of Landlord with regard to environmental requirements as set forth herein shall be deemed cumulative in nature and shall survive termination of this Agreement.

     24.5 With respect to the Premises, Landlord hereby adopts the environmental representations and warranties of the Company (as defined in the Purchase Agreement) made in Section 5.22 of that certain Stock Purchase Agreement dated July 17, 1997 ("Purchase Agreement"), between Marc S. Trubitz and Suellen Trubitz, as Sellers, and National Equipment Services, Inc., as Purchaser, which representations and warranties shall survive for the term stated in the Purchase Agreement.

     25. PUBLIC ACCOMMODATION. Tenant acknowledges that the Premises may constitute a place of public accommodation or a commercial facility under Title III of the Americans with Disabilities Act (the "ADA") and that the ADA is applicable to both an owner and lessee of a place of public accommodation or commercial facility. Tenant further acknowledges that, under the ADA, any structural alteration to the Premises must comply with accessibility standards set forth in the rules promulgated by the Department of Justice, 28 C.F.R.
Section 36. 101, et. seq. In the event Tenant makes any structural alteration to the Premises which would require compliance with Title III of the ADA and the accessibility standards promulgated by the Department of Justice, Tenant agrees to design and build such structural alterations and to make any other changes to any portion of the building common area or parking area in which the Premises are located or which are affiliated with the Premises which are necessitated by such structural alterations, so as to comply with the ADA and the accessibility standards. Tenant hereby agrees to indemnify and hold Landlord harmless from and against any and all liabilities, claims, demands, damages, expenses, fees, fines, penalties, Suits, proceedings, actions, and causes of action of any and every kind and nature arising or growing out of or in any way connected with any structural alteration of the Premises by Tenant.

     26. ATTORNEYS' FEES. In the event that at any time during the Term of this Lease either Landlord or Tenant shall institute any action or proceeding against the other relating to the provisions of this Lease, or any default hereunder, the unsuccessful party in such action or proceeding agrees to reimburse the successful party for the reasonable expenses of attorneys' fees and paralegal fees and disbursements incurred therein by the successful party. Such reimbursement shall include all legal expenses incurred prior to trial, at trial, and at all levels of appeal and post-judgment proceedings.

     27. NOTICES. Notices and demands required, or permitted, to be sent to those listed hereunder shall be sent by certified mail, return receipt requested, postage prepaid, or by Federal Express or other reputable overnight courier service and shall be deemed to have been given upon the date the same is postmarked if sent by certified mail or the day deposited with Federal Express or such other reputable overnight courier service, but shall not be deemed received until one (1) business day following deposit with Federal Express or other reputable overnight courier service or three (3) days following deposit in the United States Mail if sent by certified mail to address shown below, and addressed to:


     LANDLORD:                       TENANT:

     c/o Marc Trubitz                MST Enterprises, Inc.
     5070 Gulf of Mexico Drive       c/o National Equipment Services, Inc.
     Longboat Key, FL 34228          1800 Sherman Avenue, Suite 100
                                     Evanston, Illinois 60201
                                     Attn: Kevin P. Rodgers


or at such other address requested in writing by either party upon thirty (30) days notice to the other party.

     28. REMEDIES. All rights and remedies of Landlord and Tenant herein created or otherwise extending at law are cumulative, and the exercise of one or more rights or remedies may be exercised and enforced concurrently or consecutively and whenever and as often as deemed desirable.

     29. SUCCESSORS AND ASSIGNS. All covenants, promises, conditions, representations and agreements herein contained shall be binding upon, apply and inure to the parties hereto and their respective heirs, executors, administrators, successors and assigns.

     30. HOLDING OVER. If Tenant or any party claiming under Tenant remains in possession of the Premises or any part thereof after any termination or expiration of this Lease, Landlord, in Landlord's sole discretion, may treat such holdover as an automatic renewal of this Lease for a month-to-month tenancy subject to all the terms and conditions provided herein.

     31. INTERPRETATION. The parties hereto agree that it is their intention hereby to create only the relationship of Landlord and Tenant, and no provision hereof, or act of either party hereunder, shall ever be construed as creating the relationship of principal and agent, or a partnership, or a joint venture or enterprise between the parties hereto.

     32. ESTOPPEL. At any time and from time to time, either party, upon request of the other party, will execute, acknowledge and deliver an instrument, stating, if the same be true, that the Lease identified in said instrument is a true and exact copy of this Lease between the parties hereto, that there are no amendments hereof (or stating what amendments there may be), that the Lease is then in full force and effect and that, to the best of its knowledge, there are no offsets, defenses or counterclaims with respect to the payment of Base Rent reserved under the Lease or in the performance of the other terms, covenants and conditions under the Lease on the part of Tenant or Landlord, as the case may be, to be performed, and that as of such date no default has been declared under the Lease by either party or if not specifying the same. Such instrument will be executed by the other party and delivered to the requesting party within fifteen (15) days of receipt, or else the statements made in the proposed estoppel request shall be deemed to be correct.

     33. CONSENT. Except as otherwise expressly stated, wherever in this Lease Landlord is required to give its consent or approval, such consent shall mean a consent in Landlord's sole discretion.

     34. SEVERABILITY. Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provisions hereof and such other provisions shall remain in full force and effect.

     35. GOVERNING LAW AND VENUE. This Lease shall be governed by the laws of the state in which the Premises is located. The venue of any action or suit brought in connection herewith shall be in the county wherein the Premises are located.

     36. BROKERS. Landlord and Tenant represent and warrant one to the other that they have not had any dealing with any real estate brokers or agents in connection with the negotiation of this Lease. Landlord and Tenant indemnify and hold each other harmless from and against any and all liability and cost which Landlord or Tenant may suffer in connection with real estate brokers claiming by, through or under either party seeking any commission, fee, or payment in connection with this Lease.

     37. TIME OF THE ESSENCE. Time shall be of the essence in interpreting the provisions of this Lease.

     38. ENTIRE AGREEMENT. This Lease contains all of the agreements of the parties hereto with respect to matters covered or mentioned in this Lease and no prior agreement, letters, representations, warranties, promises or understandings pertaining to any such matters shall be effective for any such purpose. This Lease may be amended or added to only by an agreement in writing signed by the parties hereto or their respective successors-in-interest.

     39. AUTHORIZATION. Landlord and Tenant each represent and warrant to the other, that it has full power and authority to enter into this Lease and to perform all of its obligations hereunder and that the execution and delivery of this Lease does not and will not violate or conflict with any provision of any law, contract, mortgage, lien, lease, instrument, agreement, or judgment to which it is a party or which is binding on such party. The person executing this Lease on behalf of Tenant represents and warrants that they have been duly authorized to execute this Lease on behalf of such organization.

     40. RIGHT OF FIRST REFUSAL. Throughout the term of this Lease, in the event Landlord shall receive a bona fide offer for the purchase of all or any part of the Premises, and which offer Landlord desires to accept, Landlord shall send notice thereof to Tenant as herein provided, setting forth the name and address of the offeror and the terms of the offer. Tenant shall have fourteen (14) days after receipt of such notice in which to elect to purchase the Premises, or the part thereof subject to the offer, as the case may be, on the same terms and conditions as contained in the offer, such election to be exercised by notice in writing to Landlord as herein provided, sent within such fourteen (14) day period. In the event Tenant shall elect to purchase such property, such notice of election to purchase shall designate a date for the closing of the transaction not less than thirty (30) days nor more than sixty
(60) days after the exercise of such option, and the closing shall be held on the closing date so designated. In the event Tenant shall not elect to purchase such property, then Landlord shall be permitted to consummate the sale thereof to the offeror on the terms and conditions set forth in the notice of such offer to Tenant, and in such event this right of first refusal shall terminate and shall no longer be binding on the Premises or on the offeror and Tenant shall record in the public records of the jurisdiction in which the Premises are located a Notice of Termination of the right of first refusal. In the event, however, that Landlord shall not consummate such sale to the offeror on such terms and conditions, then the provisions hereof shall be fully reinstated and the rights of Tenant hereunder shall be restored with respect to any subsequent sale of the Premises, or any portion thereof.

     41. MEMORANDUM OF LEASE. The Parties hereto agree to enter into a Memorandum of Lease in the form attached hereto and agree that such Memorandum of Lease shall be recorded in the public records of the jurisdiction in which the Premises are located.

     IN WITNESS WHEREOF, the parties have executed this Lease on the day and year first above mentioned.

                                   TENANT:

                                   MST Enterprises, Inc., a Virginia corporation



                                   By:      /s/ Kevin Rodgers
                                            ___________________________

                                   Name:    Kevin Rodgers
                                            ___________________________

                                   Title:   CEO
                                            ___________________________



                                   LANDLORD:


                                   /s/ Marc Trubitz
                                   ___________________________
                                   Marc Trubitz


                                   /s/ Suellen Trubitz
                                   ___________________________
                                   Suellen Trubitz

                                   GUARANTEE


     The undersigned Guarantor does hereby guarantee the full and faithful performance by Tenant of all the terms, covenants and conditions of the foregoing Lease.

                              NATIONAL EQUIPMENT SERVICES, INC., a Delaware corporation



                              By:      /s/ Kevin Rodgers
                                       _________________________________

                              Name:    Kevin Rodgers
                                       _________________________________

                              Title:   CEO
                                       _________________________________


                                                   GUARANTOR

                                  RENTAL RIDER



         LEASE YEAR            MONTHLY BASE RENT
-----------------------------  -----------------
        ORIGINAL TERM
-----------------------------
July __, 1997 - July __, 1998         $   10,000
July __, 1998 - July __, 1999         $   10,300
July __, 1999 - July __, 2000         $   10,609
July __, 2000 - July __, 2001         $10,927.27
July __, 2001 - July __, 2002         $11,225.09

RENEWAL TERM #1 (IF RENEWED):
-----------------------------
July __, 2002 - July __, 2003         $11,592.74
July __, 2003 - July __, 2004         $11,940.52
July __, 2004 - July __, 2005         $12,298.74
July __, 2005 - July __, 2006         $12,667.70
July __, 2006 - July __, 2007         $13,047.73